                                                         Exhibit 99.B-(e)(1)(ii)

                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                              ING SERIES FUND, INC.

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

FUNDS

Brokerage Cash Funds

ING Aeltus Money Market Fund

ING Balanced Fund

ING Classic Principal Protection Fund II

ING Classic Principal Protection Fund III

ING Classic Principal Protection Fund IV

ING Equity Income Fund

ING Global Science and Technology Fund

ING Government Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus Protection Fund

ING Index Plus SmallCap Fund

ING International Growth Fund

ING Small Company Fund

ING Strategic Allocation Balanced Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Income Fund

ING Value Opportunity Fund